SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2009

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2009, we expanded the size of our Board of Directors to provide for a 10 director Board, and the Board elected Neal C. Bradsher, Arnold I. Burns, Abraham E. Cohen, and Alfred D. Kingsley, as new directors.  Mr. Kingsley will serve as Chairman of the Board.

Neal C. Bradsher, CFA, 44, has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Previously, he was a Managing Director at Whitehall Asset Management, Inc. from 1999 to 2002.  Earlier in his career Mr. Bradsher was a Managing Director at Campbell Advisors, as well as a senior equity analyst at Alex Brown & Sons and Hambrecht & Quist.   Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst.  Mr. Bradsher is also a director of Questcor Pharmaceuticals, Inc.

Arnold I. Burns, 79, has been Chairman of QuanStar Advisor Group, LLC, a strategic management consulting firm, since 2004.  From 1999 to 2002, Mr. Burns was a managing director of Arnhold and S. Bleichroeder, Inc., and Natexis Bleichroeder, Inc. Mr. Burns was a practicing attorney for nearly 40 years.  From 1989 to 1999 he was a partner in the New York law firm of Proskauer Rose, LLP, and from 1986-1988 he was Deputy Attorney General of the United States, the Chief Operating Officer of the Department of Justice.  Mr. Burns holds a J.D. degree from Cornell Law School.

Abraham E. Cohen, 73, is an independent international business consultant and is Chairman and President of Kramex Company, a privately owned consulting firm.  From 1982 to 1992, Mr. Cohen served as Senior Vice President of Merck & Co., and from 1977 to 1988 as President of the Merck Sharp & Dohme International Division.  While at Merck, he played a key role in the development of Merck’s international business, initially in Asia, then in Europe, and subsequently, as President of MSDI, that manufactures and markets human health products outside the United States. Mr. Cohen serves as a director of the following other public companies: Chugai Pharmaceutical Co., Ltd., MannKind Corporation,  Teva Pharmaceutical Industries, Ltd., Neurobiological Technologies, Inc., and Vasomedical, Inc.

Alfred D. Kingsley, 66, has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993.  Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009.  Mr. Kingsley was Senior Vice President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Compensation

Non-employee Directors, other than the Chairman of the Board of Directors, will receive an Annual Fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors attended, and options to purchase 20,000 common shares under our 2002 Stock Option Plan, as amended.  As Chairman of the Board of Directors, Mr. Kingsley will receive an Annual Fee of $80,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors attended, and options to purchase 50,000 common shares under the 2002 Stock Option Plan, as amended.

The Annual Fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the non-employee director remains a director on the last day of the applicable quarter.  The options will expire if not exercised five years from the date of grant.  The exercise price of the options granted to the new directors is $2.30 per share.

Certain Transactions

During April 2006, we entered into a Revolving Line of Credit Agreement (the “Credit Agreement”) with Alfred D. Kingsley and certain other private lenders under which we could borrow up to $500,000 for working capital purposes at an interest rate of 10% per annum.  The Credit Agreement has subsequently been amended several times to increase the line of credit to $3,500,000, to increase the interest rate to 12% per annum, and to extend the maturity date to December 1, 2009.

Broadwood Partners, L.P., Alfred D. Kingsley, Greenway Partners, L.P., and Greenbelt Corp. are lenders under the Credit Agreement.  Neal Bradsher is the President of Broadwood Capital, Inc., which is the general partner of Broadwood Partners, L.P.  Mr. Kingsley is the general partner of Greenway Partners, L.P. and is the President and shareholder of the Greenbelt Corp.

As of June 30, 2009, we were obligated on loans in the amount of $1,025,000 from Broadwood Partners, L.P., $250,000 from Alfred D. Kingsley, $204,154 from Greenway Partners, L.P., and $100,000 from Greenbelt Corp. under the Credit Agreement.  We made cash payments for interest in the amount of $44,325 to Broadwood Partners, L.P. and $11,425 to Alfred D. Kingsley on loans made under the Credit Agreement during 2008.  Interest accrued for Broadwood Partners, L.P., Alfred D. Kingsley, Greenway Partners, L.P. as of December 31, 2008 was $8,250, $20,000, and $19,183, respectively, which became payable on April 15, 2009.

Under the Credit Agreement, we issued common shares to lenders who agreed to provide loans and to extend the maturity date of their outstanding loans.  Since January 1, 2007, we have issued 230,348 common shares to Broadwood Partners, L.P., 117,243 common shares to Alfred D. Kingsley, 77,405 common shares to Greenway Partners, L.P., and 6,144 common shares to Greenbelt Corp. under the Credit Agreement.

The Credit Agreement lenders have the right to exchange their line of credit promissory notes for our common shares and/or for common stock of our subsidiary, Embryome Sciences, Inc.  The applicable price at which a lender’s promissory note may be exchanged for our shares or Embryome Sciences shares is determined based upon the date the lender made their loan commitment and date on which the exchange takes place.  Currently, lenders may exchange their notes for our common shares at prices ranging from $1.50 to $2.00 per share, or for Embryome Sciences shares at prices ranging from $2.75 to $3.50 per share, until December 1, 2009.  The foregoing per share exchange prices are subject to proportional adjustment in the event of a stock split, reverse stock split, or similar event.

    During April 1998, we entered into a financial advisory services agreement with Greenbelt Corp., a corporation controlled by Alfred D. Kingsley.  The agreement was renewed annually through 2008.  We paid Greenbelt $90,000 in cash and issued 200,000 common shares for services rendered for the twelve months ending March 31, 2007.  Greenbelt permitted us to defer until October 2007 paying certain cash fees that otherwise would have been payable earlier in the year.  In return for allowing the deferral, we issued Greenbelt an additional 60,000 common shares.  For the 2008 calendar year, we agreed to pay Greenbelt $135,000 in cash and to issue 300,000 common shares.  Greenbelt permitted us to defer paying the entire $135,000 cash fee until January 2009.  In return for allowing the deferral, we issued Greenbelt an additional 60,000 common shares during January 2009.  We will also pay Greenbelt $90,000 for services rendered through the second quarter of 2009.  Since Mr. Kingsley has joined our Board of Directors, BioTime and Greenbelt have terminated the advisory services agreement as of June 30, 2009 by mutual agreement.  We have agreed to file a registration statement, at our expense, to register Greenbelt’s shares for sale under the Securities Act of 1933, as amended, upon Greenbelt’s request.  We also agreed to indemnify Greenbelt and its officers, affiliates, employees, agents, assignees, and controlling person from any liabilities arising out of or in connection with actions taken on our behalf under the agreement.  Mr. Kingsley will provide us with the use of office space in New York at his cost, which currently is $5,050 per month.

During May 2009, we sold 1,100,000 common shares and 1,100,000 stock purchase warrants to Broadwood Partners, L.P. for $2,000,000, and we concurrently sold a like number of shares and warrants at the same price to another unaffiliated private investor.  The warrants are on the same terms as our publicly traded warrants and entitle Broadwood Partners and the other investor to purchase common shares at an exercise price of $2.00 per share.

The warrants will expire on October 31, 2010 and may not be exercised after that date.  Broadwood Partners and the other investor were each given the right to purchase an additional 1,100,000 common shares and 1,100,000 warrants for an additional $2,000,000 on or before July 14, 2009.  We have agreed to file a registration statement to register the warrants and shares issuable upon the exercise of the warrants for sale under the Securities Act.  We have also agreed to permit the investors to include the common shares they purchased in any future registration statements that we may file after May 15, 2010, subject to certain limitations.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated July 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: July 7, 2009	By /s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated July 7, 2009